Exhibit 5.1

HUNTON ANDREWS KURTH LLP

February 13, 2026

South Plains Financial, Inc.
5219 City Bank Parkway
Lubbock, Texas 79407

Re:	Registration Statement on Form S‑4.

Ladies and Gentlemen:

We have acted as counsel to South Plains Financial, Inc., a Texas corporation (“SPFI”), in connection with its Registration Statement on Form S‑4 (Registration No. 333‑293068) initially filed by SPFI with the U.S. Securities and Exchange Commission (the ”SEC”) on January 30, 2026 and subsequently amended by Amendment No. 1 thereto filed with the SEC on February 14, 2026, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of up to 2,767,808 shares (the  “Shares”) of common stock, par value $1.00 per share (“Common Stock”), of SPFI to be issued pursuant to the transactions contemplated by the Agreement and Plan of Reorganization, dated as of December 1, 2025 (the ”Reorganization Agreement”), by and between SPFI and BOH Holdings, Inc., a Texas corporation (“BOH”). Such registration statement, as so amended, is referred to herein as the “Registration Statement.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S‑K under the Securities Act.

In rendering the opinions set forth below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the following: (i) the Reorganization Agreement; (ii) the Registration Statement; (iii) the Amended and Restated Certificate of Formation of SPFI, as amended to date; (iv) the Third Amended and Restated Bylaws of SPFI, as amended to date; (v) certain resolutions adopted by the Board of Directors of SPFI; and (vi) such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed, without independent investigation (a) the genuineness of the signatures on all documents that we have examined, (b) the legal capacity of all natural persons, (c) the authenticity of all documents supplied to us as originals, (d) the conformity to the authentic originals of all documents supplied to us as certified, photostatic, facsimile, electronic or otherwise reproduced copies and (e) the authenticity of the originals of such latter documents.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, to the extent we deem appropriate, upon (i) oral or written statements and representations of officers and other representatives of SPFI and (ii) statements and certifications of public officials and others.

ATLANTA   AUSTIN   BANGKOK   BOSTON   BRUSSELS   CHARLOTTE   DALLAS   DUBAI   HOUSTON
LONDON   LOS ANGELES   MIAMI   NEW YORK   RICHMOND   SAN FRANCISCO   TOKYO   TYSONS   WASHINGTON, DC
www.Hunton.com

South Plains Financial, Inc.
February 13, 2026

We have also assumed that (a) all Shares issued pursuant to the Reorganization Agreement will be issued in accordance with the terms of the Reorganization Agreement and in the manner described in the prospectus included in the Registration Statement, and (b) all such Shares will be duly registered by the registrar for the Common Stock in the stock register maintained by such registrar.

Our opinions expressed herein are limited to the laws of the State of Texas, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Shares have been issued upon the terms and conditions, and for the consideration, set forth in the Reorganization Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

We consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Prospectus.  In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the SEC.

This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in law.

Very truly yours,

/s/ Hunton Andrews Kurth LLP